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                                                                   EXHIBIT 99.02

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

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
                                                              YEAR ENDED MAY 31, 1995
                                                  -----------------------------------------------
                                                                     QUARTERS
                                                  -----------------------------------------------
                                                   FIRST        SECOND       THIRD        FOURTH
                                                  --------     --------     --------     --------
Net operating revenues..........................  $413,202     $423,982     $425,434     $441,588
                                                  --------     --------     --------     --------
Expenses:
  General and administrative....................   354,293      356,898      365,957      378,058
  Interest......................................    13,579       13,267       13,213       15,179
  Depreciation and amortization.................    14,811       15,204       15,321       16,280
  Rent..........................................    15,672       15,149       15,276       14,764
                                                  --------     --------     --------     --------
          Net expenses..........................   398,355      400,518      409,767      424,281
                                                  --------     --------     --------     --------
Income from operations..........................    14,847       23,464       15,667       17,307
Interest income.................................     3,403        3,163        3,263        3,310
                                                  --------     --------     --------     --------
Income before income taxes and extraordinary
  charge........................................    18,250       26,627       18,930       20,617
Income tax expense..............................     6,212        9,521        6,564        7,031
                                                  --------     --------     --------     --------
Income before extraordinary charge..............    12,038       17,106       12,366       13,586
Extraordinary charge -- early extinguishment of
  debt, net of income taxes.....................      (122)         (52)         (48)        (348)
                                                  --------     --------     --------     --------
Net income......................................  $ 11,916     $ 17,054     $ 12,318     $ 13,238
                                                  ========     ========     ========     ========
Income available to common stockholders (net
  income less preferred stock dividends and
  accretion)....................................  $ 10,236     $ 15,281     $ 10,544     $ 11,465
Primary income per common share:
  Income before extraordinary charge............  $    .31     $    .45     $    .31     $    .35
  Extraordinary charge..........................      (.01)          --           --         (.01)
                                                  --------     --------     --------     --------
  Net income per share..........................  $    .30     $    .45     $    .31     $    .34
                                                  ========     ========     ========     ========
Fully diluted income per common share:
  Income before extraordinary charge............  $    .29     $    .41     $    .30     $    .33
  Extraordinary charge..........................        --           --           --         (.01)
                                                  --------     --------     --------     --------
Net income per share............................  $    .29     $    .41     $    .30     $    .32
                                                  ========     ========     ========     ========
Weighted average common shares and equivalents
  outstanding:
  Primary.......................................  33,635,396   33,866,276   33,863,725   33,995,779
  Fully diluted.................................  41,694,361   41,891,757   41,835,976   41,887,746
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